Exhibit 4.1

FORBES ENERGY SERVICES LLC

FORBES ENERGY CAPITAL INC.

AND EACH OF THE GUARANTORS PARTY HERETO

FIRST PRIORITY FLOATING RATE NOTES DUE 2014

INDENTURE

Dated as of October 2, 2009

WILMINGTON TRUST FSB,

as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	13.02; 13.05
(b)	13.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.10
316(a) (last sentence)	2.09
(a)(1)(A)	6.04
(a)(1)(B)	6.02
(a)(2)	N.A.
(b)	6.06; 9.02
(c)	2.12
317(a)(1)	6.07
(a)(2)	6.08
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

i

EXHIBITS

v

INDENTURE dated as of October 2, 2009 among Forbes Energy Services LLC, a Delaware limited liability company (including any and all successors thereto, the “Company”), as co-issuer of the First Priority Floating Rate Notes due 2014 (the “Notes”), Forbes Energy Capital Inc., a Delaware corporation (including any and all successors thereto, “Capital” and together with the Company as co-issuers of the Notes, the “Issuers”), as co-issuer of the Notes, the Guarantors (as defined herein) and Wilmington Trust FSB and any and all successors thereto, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

The Issuers are executing this Indenture for the purpose of refinancing and replacing their revolving credit facility with Citibank, N.A., with a credit facility evidenced by the Notes. Each of the Issuers, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (regardless of the form of the applicable transaction by which such Person became a Subsidiary) or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or of such Indebtedness being incurred in connection with the acquisition of assets; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Subsidiary or the date of the related acquisition of assets from such Person.

“Additional Notes” means Notes (other than the Initial Notes) issued after the Issue Date under this Indenture in accordance with Sections 2.01, 2.02 and 4.14 hereof, as part of the same class as the Initial Notes.

“Adjusted Capital Expenditures” means, for any period, Capital Expenditures and Capital Lease Obligations incurred by any New Parent, the Parent, the Company and their Restricted Subsidiaries during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure constituting reinvestment of the Net Proceeds of any Asset Sale permitted by this Indenture and (iii) any Capital Expenditures made or deemed to be made resulting from the acquisition of property or assets by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries the consideration for which acquisition was Equity Interests (other than Disqualified Stock) of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries otherwise permitted by this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable LIBOR Rate” means for each interest period with respect to the Notes, the rate determined by the Issuers (written notice of such rate to be sent to the Trustee on the date of determination thereof) equal to the greater of (a) 4.0% or (b) the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars for a period of six months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such interest period; provided, that, if no such British Bankers’ Association LIBOR rate is available to the Issuers, the Applicable LIBOR Rate for the relevant interest period shall instead be the rate at which Goldman, Sachs & Co. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such interest period, in amounts equal to $1.0 million. If such rate is not available at such time for any reason, then the Applicable LIBOR Rate for the relevant interest period shall be equal to that for the prior interest period.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other voluntary disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of any of (a) any New Parent and its Restricted Subsidiaries taken as a whole, (b) the Parent and its Restricted Subsidiaries taken as a whole or (c) the Company and its Restricted Subsidiaries taken as a whole will, in each case, be governed by Section 4.10 hereof, and/or Section 5.01 hereof, and not by Section 4.11 hereof; and

(2) the issuance or sale of Equity Interests in any of any New Parent’s, the Parent’s or the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of their Subsidiaries; provided that, for the avoidance of doubt, the sale of Equity Interests of the Ultimate Parent will be governed by Section 4.10 and Article 5 of this Indenture and not by Section 4.11 of this Indenture.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25,000;

(2) any transaction or transactions in an amount per transaction in excess of $25,000, whether or not related, occurring in the same fiscal year that involves, in the aggregate, assets having a Fair Market Value of less than $500,000 (for the avoidance of doubt, the maximum Fair Market Value of assets that may be excluded from the definition of “Asset Sales” in reliance on this clause (2) shall not exceed $500,000 in any fiscal year);

(3) a transfer of assets, including, with respect to Restricted Subsidiaries, Equity Interests, between or among the any New Parent, Parent, the Company and their Restricted Subsidiaries;

(4)(a) an issuance of Equity Interests by a Restricted Subsidiary of any New Parent, the Parent or the Company to any New Parent, the Parent, the Company or to a Restricted Subsidiary of the Company, any New Parent or the Parent or (b) the issuance of Equity Interests of the Company to the Parent or of the Company or the Parent to any New Parent;

(5) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(6) the sale or other disposition of cash or Cash Equivalents;

(7) a Restricted Payment that is permitted in accordance with Section 4.13 or a Permitted Investment;

(8) any trade or exchange by any New Parent, the Parent, the Company and their Restricted Subsidiaries of equipment or other assets for equipment or other assets owned or held by another Person, provided that (a) the Fair Market Value of the assets traded or exchanged by such New Parent, the Parent, the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the

Fair Market Value of the assets (together with any cash or Cash Equivalents) to be received by such New Parent, the Parent, the Company or such Restricted Subsidiary and (b) the assets to be received by the Company or such Restricted Subsidiary are (i) not current assets, (ii) not Excluded Collateral, and (iii) used or useful in a Permitted Business in which the Issuers and their Restricted Subsidiaries are engaged as of the Issue Date; and

(9) the sale of up to $8.0 million of assets in connection with the sale-leaseback transaction contemplated by the Issuers on the Issue Date, or any substitute transaction involving a similar amount of equipment, provided that such sale-leaseback transaction is consummated within six months of the Issue Date.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, Sunday, or any day on which banks in Houston, Texas or in New York, New York are authorized or required by law, regulation or executive order to close, provided that, solely with respect to determining the Applicable LIBOR Rate, Business Day shall not include any day on which the banks in London are authorized or required by law, regulation or executive order to close or on which dealings in the U.S. dollar deposits are not carried on in the London interbank market.

“Capital” has the meaning set forth in the preeamble hereto.

“Capital Expenditures” means for any period all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types set forth in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and, in each case, maturing within six months after the date of acquisition;

(6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above, provided all deposits referred to in this clause (6) are made in the ordinary course of business and do not exceed $2.0 million in the aggregate at any one time; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds set forth in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of any of (a) any New Parent and its Subsidiaries taken as a whole, (b) the Parent and its Subsidiaries taken as a whole or (c) the Company and its Subsidiaries taken as a whole, in any such case, to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of any New Parent, the Parent or the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person, other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of any New Parent, the Parent or the Company, measured by voting power rather than number of shares;

(4) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any Person other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of any New Parent, the Parent or the Company (measured by voting power rather than number of shares) than is at the time Beneficially Owned by the Permitted Holders in the aggregate; or

(5) after an initial public offering of any New Parent, the Parent or the Company, the first day on which a majority of the members of the Board of Directors of any New Parent, the Parent or the Company, as the case may be, are not Continuing Directors.

For the avoidance of doubt, a Change of Control will not be deemed to have occurred solely as a result of the formation of and the transfer of ownership of any Equity Interests of the Company or the Parent to any New Parent; provided that none of the events set forth in paragraphs (1) through (5) above has occurred.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Collateral Agreements, the Notes or the Note Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Collateral.

“Collateral Agent” means the party named as the collateral agent for the Holders of Notes in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means any such successor.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement, each Mortgage and each other instrument creating Liens in favor of the Collateral Agent as required by this Indenture, in each case, as the same may be in force from time to time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” has the meaning set forth in the preeamble hereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and Permitted Tax Distributions for such period, to the extent that such provision for taxes and Permitted Tax Distributions were deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business.

in each case, on a consolidated basis and determined in accordance with GAAP, it being understood that for any reference period that includes time prior to the date of formation of the Company and the reorganization that results in the Guarantors on the Issue Date becoming Subsidiaries of the Company, such amounts shall be determined on a combined rather than a consolidated basis in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Restricted Subsidiary of any New Parent, the Parent or the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of any New Parent, the Parent or the Company, as the case may be, only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to any New Parent, the Parent or the Company, as the case may be, by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated or combined basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3) the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of any New Parent, the Parent or the Company who:

(1) was a member of such Board of Directors of the Parent or the Company on the Issue Date or was a member of any New Parent’s Board of Directors; or

(2) was nominated for election or appointed or elected to the Board of Directors of any New Parent, the Parent or the Company with the approval of a majority of the Continuing Directors who were members of the Board of Directors of any New Parent, the Parent or the Company at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.01, 2.02 and 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disposal Well Assets” means all rights, titles, interests and estates in and to any and all salt water disposal wells, including property and equipment of whatever nature, together with all fixtures and improvements pertaining thereto, in each case that is now owned or hereafter acquired and used, held for use or useful in connection with the provision of salt water disposal services (excluding rental equipment or other personal property).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require any New Parent, the Parent or the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that any New Parent, the Parent or the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.13 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that any New Parent, the Parent, the Company and their Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of any New Parent, the Parent or the Company that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Excess Cash Flow” means, for any period, Consolidated Cash Flow for such period, adjusted as follows:

(1) minus the cash portion of Fixed Charges (net of interest income) and the cash portion of any related financing fees with respect to such period;

(2) minus Permitted Tax Distributions made or to be made or the cash portion of all federal, state, local and foreign income taxes and franchise or margin taxes paid or payable (without duplication) by any New Parent and its Restricted Subsidiaries, the Parent and its Restricted Subsidiaries or the Company and its Restricted Subsidiaries during such period;

(3) minus all Capital Expenditures made or committed to be made during such period by any New Parent and its Restricted Subsidiaries, the Parent and its Restricted Subsidiaries or the Company and its Restricted Subsidiaries; and

(4) minus or plus, respectively, any net increase or decrease in Working Capital from the beginning to the end of such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Collateral” means:

(1) undocumented interests in real property with respect to which an Issuer or any Guarantor is an owner (which will include salt water disposal wells located on property owned by third parties for which there are no written leases or that otherwise are not reasonably susceptible to mortgages, easements or other liens or rights to access or use), but, subject to the requirements of Section 4.25 hereof, only for so long as such interests are not subject to a valid and enforceable real property lease;

(2) light trucks and other non-commercial passenger motor vehicles;

(3) rental equipment and leasehold interests in real property with respect to which the Company or a Guarantor is a tenant or subtenant as set forth in the Security Agreement;

(4) the Voting Stock of any Foreign Subsidiary in excess of 65% of the outstanding Voting Stock of such Foreign Subsidiary;

(5) accounts that are exclusively used for payroll purposes as set forth in the Security Agreement;

(6) rights under any contracts that contain a valid and enforceable prohibition on assignment of such rights other than to the extent that any such prohibition would be rendered ineffective pursuant to any applicable law or principles of equity, but only for so long as such prohibition exists and is effective and valid; and

(7) property and assets owned by the Issuers or any Guarantor in which a Lien may not be granted without governmental approval or consent or in which the granting of a Lien is prohibited by applicable law but only for so long as the Issuers or the applicable Guarantor has not obtained such approval or consents.

“Existing Indebtedness” means Indebtedness of the Parent, the Company and their Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing and able buyer to an unaffiliated willing seller in an arm’s length, free market transaction for cash not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Ultimate Parent, or a duly authorized committee thereof (unless otherwise provided in this Indenture) as evidenced by a resolution of such Board of Directors or committee.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary revolving credit borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted

Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Ultimate Parent (other than Disqualified Stock) or to any New Parent, the Parent, the Company or a Restricted Subsidiary of the Company, any New Parent or the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Flow Through Entity” means an entity that is treated as a partnership not taxable as a corporation, a grantor trust, a disregarded entity, an “S” corporation or a qualified subchapter “S” subsidiary for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(h)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 and 2.06(b)(3) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (1) each Domestic Subsidiary of the Company on the Issue Date (other than Capital) and (2) each other Domestic Subsidiary of the Company, any New Parent or the Parent that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” or a “Holder of Notes” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $250,000 and whose total revenues for the most recent 12-month period do not exceed $250,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of an Issuer.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent,

(1) in respect of borrowed money:

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Note Guarantees and the Collateral Agreements.

“Independent Director” means a member of the Board of Directors of the Ultimate Parent who qualifies as “independent” within the meaning of the listing requirements of either the New York Stock Exchange or the Nasdaq Stock Market.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $20,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among Wilmington Trust FSB, as Trustee and as Collateral Agent, Wells Fargo Bank, National Association, as second priority collateral agent, the Issuers and Guarantors, as the same may be amended, replaced, modified or supplemented from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If any New Parent, the Parent, the Company or any their Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of any New Parent, the Parent or the Company, as the case may be, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of such New Parent, the Parent or the Company, then such New Parent, the Parent or the Company, as the case may be, will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of such New Parent’s, the Parent’s or the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.13(c) hereof. The acquisition by any New Parent, the Parent, the Company or any of their Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by such New Parent, the Parent, the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.13(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which Notes are first issued under this Indenture.

“Issuers” has the meaning set forth in the preeamble hereto.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on any New Parent’s, the Parent’s, the Company’s and their Domestic Subsidiaries’ Premises, the Leased Premises and/or the Disposal Well Assets to secure the Notes or the Note Guarantees.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, minus any Permitted Tax Distributions made or to be made with respect to such period, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss);

(3) for all purposes, except with respect to (A) any Restricted Payments described in the first clause (1) of Section 4.13(a) hereof that would otherwise be permitted to be made pursuant to the second clause (3) of Section 4.13(a) hereof, (B) the definition of “Excess Cash Flow” and (C) the associated application of the Excess Cash Flow Offer covenant contained in Section 4.13 hereof, any non-cash charge or loss from the impairment writedowns or writeoffs of noncurrent assets required to be made in accordance with GAAP; and

(4) for all purposes, except with respect to (A) any Restricted Payments described in the first clause (1) of Section 4.13(a) hereof that would otherwise be permitted to be made pursuant to the second clause (3) of Section 4.13(a) hereof, (B) the definition of “Excess Cash Flow” and (C) the associated application of the Excess Cash Flow Offer covenant contained in Section 4.12 hereof, any non-cash item classified as an extraordinary, unusual or nonrecurring gain, loss or charge, including any non-cash deferred tax expense related to the effect of recognizing deferred tax items upon a change in tax status.

“Net Proceeds” means the aggregate cash proceeds received by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries in respect of any Asset Sale

(including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or estimated in good faith to be payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness (other than any such Indebtedness comprising Second Priority Claims) secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or any amount placed in escrow, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to any New Parent, the Parent, the Company or any of their Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1) as to which none of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined under Regulation S of the Securities Act.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the Issuers’ final Offering Circular, dated February 7, 2008, regarding the issuance and sale of the Second Priority Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of (i) the Company by one Officer of the Company and (ii) Capital by one Officer of Capital, each of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Capital, as applicable, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Parent” means Forbes Energy Services Ltd., a company organized under the laws of Bermuda and the parent company of the Issuers.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Affiliate Lease” means a lease for any premises or buildings occupied by the Company or a Restricted Subsidiary of the Company on the Issue Date that has been entered into with an Affiliate of the Company, the terms of which were fully and accurately summarized in all material respects under the caption “Transactions with Related Persons” in the Offering Circular, and any amendment, extension or other modification thereto; provided that any such amendment, extension or modification (1) is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary, as the case may be, with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and reflect an arms’-length negotiation as determined by the Independent Directors and (2) is not, in the good faith determination of the Independent Directors or the Board of Directors of the Ultimate Parent, materially worse for the Holders.

“Permitted Affiliate Store Transactions” means purchases from or returns to the oil field supply store owned by Alice Environmental Services, LP by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, as such transactions were described under “Transactions with Related Persons” in the Offering Circular, in each case on terms that are no less favorable to any New Parent, the Parent, the Company or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction by such New Parent, the Parent, the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to such New Parent the Parent, the Company or such Restricted Subsidiary and reflect an arms’-length negotiation as determined by the Independent Directors.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Holders” means (1) John E. Crisp, Charles C. Forbes and Janet L. Forbes and (2) any Affiliate or family member of a Person set forth in clause (1) of this definition.

“Permitted Investments” means:

(1) any Investment in any New Parent, the Parent, the Company or any of their Restricted Subsidiaries;

(2) any Investment in Cash Equivalents;

(3) any Investment by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of any New Parent, the Parent or the Company, as the case may be; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any New Parent, the Parent, the Company or any of their Restricted Subsidiaries;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11 hereof or any non-cash consideration received in connection with a disposition of assets excluded from the definition of “Asset Sales”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Ultimate Parent;

(6) any Investments received in compromise or resolution of, or upon the foreclosure, perfection or enforcement of any Lien in favor of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, in each case (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

(9) investments in or repurchases of the Notes; and

(10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the date Issue Date that are at the time outstanding, not to exceed $5.0 million;

provided, however, that the funds invested in Permitted Investments in any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, will, in such entity in which the funds are invested, be subject to Section 4.13 hereof.

“Permitted Liens” means:

(1) Liens in favor of the Company or the Guarantors;

(2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with any New Parent, the Parent, the Company or any of their Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with any New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be;

(3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of Section 4.14 hereof covering only the assets constructed or acquired with or financed by such Indebtedness;

(6) Liens existing on the Issue Date;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any accrual or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(9) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(10) Liens created for the benefit of (or to secure) the Notes and all other Obligations under this Indenture, the Collateral Agreements and the Note Guarantees;

(11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(12) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired;

(14) rights of banks to set off deposits against Indebtedness owed to said banks;

(15) Liens upon specific items of inventory or other goods and proceeds of the Company or its Restricted Subsidiaries to secure the Company’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(16) Liens securing Hedging Obligations permitted to be entered into by this Indenture;

(17) Liens arising from precautionary Uniform Commercial Code financing statements in connection with operating leases or consignment of goods; and

(18) Liens incurred in the ordinary course of business of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries with respect to obligations that do not exceed $10.0 million at any one time outstanding.

“Permitted Parent Business” means the ownership directly or indirectly by any New Parent or the Parent of the Equity Interests of the Company, or any New Parent of the Equity Interests of the Parent, and reasonably related, complementary or incidental activities.

“Permitted Refinancing Indebtedness” means any Indebtedness of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of such New Parent, the Parent, the Company or any of their Restricted Subsidiaries (other than intercompany Indebtedness), as the case may be; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by such New Parent, the Parent, the Company or by one of their Restricted Subsidiaries who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Tax Distributions” means, with respect to each tax year or portion thereof, that any New Parent, the Parent or the Company qualifies (or any predecessor in interest qualified) as a Flow Through Entity, the distribution by such New Parent, the Parent or the Company, as the case may be, to the holders of its Equity Interests of an amount equal to the product of (x) the amount of aggregate net taxable income of such New Parent, the Parent or the Company, as the case may be, allocated to the holders of Equity Interests of such New Parent, the Parent or the Company, as the case may be, for such period and (y) the Presumed Tax Rate for such period; provided that to the extent that the aggregate net taxable income of such New Parent, the Parent or the Company, as the case may be, for a taxable year actually reported to the holders of the Equity Interests is less than the aggregate net taxable income assumed in calculating such amounts for a taxable year, the holders of such Equity Interests can return an amount equal to the product of such shortfall and the Presumed Tax Rate used in such calculations, or an amount equal to such product shall be deducted from the next scheduled Permitted Tax Distributions payable to such holders for later years. For purposes of such computation, it will be assumed that any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that arise in any period will be available to offset taxable income payable in later years (regardless of any change in status as a Flow Through Entity). Notwithstanding anything to the contrary, for purposes of clause (b) above, the applicable taxable income or taxes shall not include taxable income or taxes resulting from any change in the status from a Flow Through Entity to an entity taxable as a corporation.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock, company, trust, unincorporated organization, limited liability company or government or other entity.

“Presumed Tax Rate” means 39.6% or, if there is a change in applicable federal, state or local tax rates, such other rate as the Chief Financial Officer of the Ultimate Parent certifies in writing to the Trustee to be a reasonable approximation of the highest, net marginal federal, state and local income taxation rates payable by the holders of Equity Interests of any New Parent, the Parent or the Company, as the case may be, or with respect to the aggregate net taxable income of any New Parent, the Parent or the Company, as the case may be.

“principal” means the principal amount due at maturity of the Notes.

“Private Placement Legend” means the legend set forth in Section 2.06(h)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means that certain purchase agreement, dated as of September 25, 2009, among the Issuers, the Guarantors and Goldman, Sachs & Co., pursuant to which the Issuers agreed to issue and sell, and Goldman, Sachs & Co. agreed to purchase, the Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.

“Redemption Date” means the applicable date or dates set for redemption of Notes pursuant to Section 3.07 hereof.

“Redemption Price” means the applicable redemption price for redemption of Notes pursuant to Section 3.07 hereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee or the Collateral Agent, means any officer within the Corporate Trust Administration of the Trustee or the Collateral Agent (or any successor group of the Trustee or Collateral Agent) or any other officer of the Trustee or Collateral Agent customarily performing functions similar to those performed by any of the above designated officers who has responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter related to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission or any successor commission or agency.

“Second Priority Claims” means Second Priority Claims, as such term is defined in the Intercreditor Agreement.

“Second Priority Indenture” means the indenture dated as of February 12, 2008 among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee.

“Second Priority Note Repurchase Program” means the Issuers requirement to spend an aggregate of $2.0 million in cash to repurchase Second Priority Notes during the first quarter of 2009 and to spend an additional aggregate of $8.0 million in cash to repurchase Second Priority Notes by the end of the second quarter of 2010, in either case by purchasing Second Priority Notes in the open market or by a tender offer in compliance with Regulation 14D of the Exchange Act, pursuant to the Second Priority Indenture.

“Second Priority Notes” means the Issuers’ 11% Senior Secured Notes due 2015, issued pursuant to the Second Priority Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Issuer and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Ultimate Parent” means, as of any time of determination, any New Parent, the Parent or the Company, whichever entity is the ultimate parent company at such time.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the legend set forth in Section 2.06(h) hereof.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the legend set forth in Section 2.06(h) hereof.

“Unrestricted Subsidiary” means any Subsidiary of any New Parent, the Parent or the Company that is designated by the Board of Directors of the Ultimate Parent as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.17 hereof, is not party to any agreement, contract, arrangement or understanding with any New Parent, the Parent, the Company or any of their Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which none of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the directors, managers or trustees, as applicable, of such Person or that is convertible into such voting Capital Stock.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Working Capital” means, as of any date, the difference between (x) current assets, other than cash and cash equivalents, of any New Parent and its Restricted Subsidiaries, the Parent and its Restricted Subsidiaries or the Company and its Restricted Subsidiaries for such date and (y) current liabilities of any New Parent and its Restricted Subsidiaries, the Parent and its Restricted Subsidiaries or the Company and its Restricted Subsidiaries for such date; provided, however, that the amount of accounts receivable at any date shall be the average of accounts receivable on the last day of each of the three fiscal months immediately preceding such date.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.18
“Asset Offer Amount”	4.11
“Asset Sale Offer”	4.11
“Authentication Order”	2.02
“Calculation Date”	1.01
“Capital”	Preamble
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Collateral Agent”	Preamble
“Company”	Preamble
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Cash Flow Offer”	4.12
“Excess Cash Flow Offer Amount”	4.12
“Excess Proceeds”	4.11
“incur”	4.14
“Indemnified Party”	7.07
“Interest Payment Date”	Exhibit A
“Issuers”	Preamble
“Lease” or “Leases”	4.26
“Leased Premises”	4.26
“Legal Defeasance”	8.02
“Notes”	Preamble
“Offer Amount”	3.09
“Offer Period”	3.09
“Offer to Purchase”	3.09
“Other Collateral”	4.27
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.14
“Premises”	4.24
“Purchase Date”	3.09
“Record Date”	Exhibit A
“Registrar”	2.03
“Restricted Payments”	4.13
“Trustee”	Preamble

Section 1.03 Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuers may issue Additional Notes from time to time after the Issue Date provided such issuance and incurrence would then comply with Section 4.14 hereof, and provided that the Issuers may not issue any Additional Notes without the consent of Holders of a majority in principal amount of the then-outstanding Notes. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any Additional Notes.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that is held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer of each Issuer must sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Trustee will initially act as Paying Agent and Registrar. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar, so long as no Event of Default is continuing.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a

Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Issuers deliver to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee in writing; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Registrar has received a request from the Depositary to issue Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers set forth in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(c) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(1) If the transferee will take delivery in the form of a beneficial interest in the QIB Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(2) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(3) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(d) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(d).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If in accordance with Section 2.06(a) hereof a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(f) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the QIB Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(f)(1) or (f)(3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(g) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(g), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(g).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (10) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(g)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the written instructions from the Holder thereof.

(h) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) of this Section 2.06(h), each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR NON U.S. SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER

OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (d), (e)(2), (e)(3), (f)(2), (f)(3), (g)(2) and (g)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF FORBES ENERGY SERVICES LLC OR FORBES ENERGY CAPITAL INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or the Depositary at the written direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the written direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated hereunder except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected hereunder in accordance with the provisions hereof, and those set forth in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate (upon receipt of an Authentication Order) definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period) from time to time on demand at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful to the Persons who are Holders on a subsequent special record date, in each case at the rate provided as set forth in the Notes and consistent with Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

All reference to “interest” in this Indenture and the Notes means the Applicable LIBOR Rate plus 800 basis points, the initial interest rate borne by the Notes, and any increases in that rate due to defaulted interest, unless this Indenture states otherwise.

Section 2.13 Persons Deemed Owners.

The Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under this Indenture and the Notes.

ARTICLE 3

REDEMPTION AND PURCHASE

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Issuers must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date (or such shorter period as may be agreed to by the Trustee, the Issuers and the Holders of a majority in principal amount of the then-outstanding Notes), an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the Redemption Date;

(3) the principal amount of Notes to be redeemed; and

(4) the Redemption Price.

Section 3.02 Election to Redeem; Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or in the case of Notes issued in global form, based on a method that most nearly approximates a pro rata selection), by lot or by such other method as the Trustee considers fair and appropriate, unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date (or such shorter period as may be agreed to by the Trustee and the Holders of a majority in principal amount of the then-outstanding Notes) by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 and integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date (or such shorter period as may be agreed to by the Trustee, the Issuers and the Holders of a majority in principal amount of the then-outstanding Notes), the Issuers will mail or cause to be mailed, by first class mail or sent electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 10 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the applicable Redemption Date;

(2) the applicable Redemption Price;

(3) if the Notes are being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date upon surrender of such Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) if the Notes are being redeemed in part, the method of the Trustee for selecting the Notes for redemption, which shall be as follows:

(A) if the relevant Notes are listed on any national securities exchange, in compliance with the requirements of such exchange on which the Notes are listed; or

(B) on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate, unless otherwise required by law or applicable stock exchange requirements;

and in either case, not in parts of $2,000 or less;

(5) the name and address of the Paying Agent;

(6) that Notes called for redemption must be surrendered to the Paying Agent to collect the applicable Redemption Price;

(7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the applicable Redemption Date;

(8) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ written request, the Trustee will give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information (or a shorter period as agreed to by the Trustee) to be stated in such notice as provided in this Section 3.03 above.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. New York City time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) The Notes shall not be redeemable at the option of the Issuers prior to October 2, 2010.

(b) After October 2, 2010, the Issuers may redeem the Notes, at their option, in whole or in part, upon not less than 30 nor more than 60 days’ notice (or such shorter period as may be agreed to by the Trustee, the Issuers and the Holders of a majority in principal amount of the then-outstanding Notes), at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on October 2, 2010 of the years set forth below:

Period	Percentage
2010	103.000%
2011	102.000%
2012	101.000%
2013 and thereafter	100.000%

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 No Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds From Asset Sales or Excess Cash Flow.

In the event that, pursuant to Section 4.11(c) or Section 4.12 hereof, the Issuers shall be required to commence an Asset Sale Offer or an Excess Cash Flow Offer (together, an “Offer to Purchase”), they will follow the procedures specified below and, with respect to an Asset Sale Offer, in Sections 4.11(c), (d) and (e) and, with respect to an Excess Cash Flow Offer, Section 4.12:

(a) The applicable Offer to Purchase shall be made to all Holders.

(b) The applicable Offer to Purchase will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

(c) No later than three Business Days after the termination of the applicable Offer Period (the “Purchase Date”), the Issuers will apply the Excess Proceeds or the Excess Cash Flow Offer Amount (in either case, the “Offer Amount”) to the purchase of Notes or, if less than the applicable Offer Amount has been tendered, all Notes tendered in response to the applicable Offer to Purchase. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(d) If the applicable Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the applicable Offer to Purchase.

(e) Upon the commencement of an applicable Offer to Purchase, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the applicable Offer to Purchase. The notice, which will govern the terms of the applicable Offer to Purchase, will state:

(1) that the Offer to Purchase is being made pursuant to this Section 3.09 and either Section 4.11(c) or Section 4.12 hereof and the length of time the Offer to Purchase will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in minimum amounts of $2,000 and integral multiples of $1,000 only;

(6) that Holders electing to have Notes purchased pursuant to any Offer to Purchase will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter (sent in accordance with Section 13.02 if the Trustee is the Paying Agent) setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the applicable Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis, subject to the authorized denomination requirements, to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the applicable Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the applicable Offer to Purchase on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an applicable Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, Section 4.11 or Section 4.12 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such sections of this Indenture by virtue of such conflict.

ARTICLE 4

COVENANTS

Section 4.01 Payments on Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially appoints the Trustee in its office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. Such office shall initially be at Wilmington Trust FSB, 246 Goose Lane, Suite 105, Guilford, CT 06437.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Taxes.

Any New Parent, the Parent or the Company will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all of their respective material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.04 Stay, Extension and Usury Laws.

Each Issuer and each of the Restricted Subsidiaries of the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer and each of the Restricted Subsidiaries of the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05 Maintenance of Insurance.

Any New Parent, the Parent or the Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Ultimate Parent, is adequate and appropriate for the conduct of the business of such company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Ultimate Parent, for companies similarly situated in the industry in which such company and its Restricted Subsidiaries are engaged.

Section 4.06 Compliance Certificate.

(a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year (which on the date hereof ends on December 31) after the date of this Indenture, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, based on such review, the Issuers have kept, observed, performed and fulfilled each and every covenant and obligation contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.07 New Parent.

If the owners of the Equity Interests of the Company form one or more new parent companies to own directly or indirectly Equity Interests of the Company (any such new parent company, a “New Parent”), then:

(a) such New Parent will be required, pursuant to a supplemental indenture to (a) become a party to this Indenture at the time any such New Parent becomes the direct or indirect owner of any such Equity Interests of the Company and (b) agree to be bound by all applicable provisions of this Indenture, including but not limited to the covenants set forth under Articles 4 , 5, 12 and 13 hereof;

(b) any Subsidiary of such New Parent that is to become one of its Restricted Subsidiaries will, unless it has previously done so, guarantee the Notes by becoming a Guarantor pursuant to a supplemental indenture; and

(c) the Board of Directors of the Company at such time will become the initial Board of Directors of such New Parent.

Section 4.08 Limited Liability Company or Corporate Existence.

Subject to Article 5 hereof, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its limited liability company or corporate existence, as the case may be, and the corporate, limited liability company, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Issuer or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of such Issuer and any of its Subsidiaries;

provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of their Subsidiaries, if the Board of Directors of the Company or the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the Issuers and their Subsidiaries, taken as a whole.

Section 4.09 Restrictions on Activities of Capital.

Capital shall not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Capital may be a co-obligor or guarantor with respect to Indebtedness if the Company is an obligor or guarantor on such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more Guarantors. At any time after the Company is or becomes a corporation, Capital may consolidate or merge with or into the Parent, the Company or any Restricted Subsidiary of the Company.

Section 4.10 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to minimum amounts of $2,000 and integral multiples of $1,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of repurchase (the “Change of Control Payment”). Within ten days following any Change of Control, the Issuers will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter (sent in accordance with Section 13.02 if the Trustee is the Paying Agent) setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to at least $2,000 in principal amount or an integral multiple of $1,000.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

(b) On or before the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, with each new Note in a minimum principal amount of $2,000 and integral multiples of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions of this Section 4.10 that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

Notwithstanding anything to the contrary in this Section 4.10, the Issuers will not be required to make a Change of Control Offer if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.11 Asset Sales.

(a) Any New Parent will not, the Parent will not, the Company will not and none of them will permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) such New Parent, the Parent, the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by such New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on such New Parent’s, the Parent’s or the Company’s most recent combined or consolidated balance sheet, of such New Parent, the Parent, the Company or any of their Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation agreement that releases such New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be, from further liability;

(B) any securities, notes or other obligations received by such New Parent, the Parent, the Company or any of their Restricted Subsidiaries from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by such New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be, into cash, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.11(b) hereof.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, such New Parent, the Parent, the Company or the applicable Restricted Subsidiary, as the case may be, shall apply such Net Proceeds:

(1) to redeem Notes;

(2) to acquire (including by merger or consolidation) all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent or of the Company;

(3) to make Capital Expenditures;

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5) to repurchase, redeem or retire Second Priority Notes in connection with the Second Priority Note Repurchase Program, provided that no more than $7.0 million of Net Proceeds of Asset Sales may be applied pursuant to this clause (5).

Pending the final application of any Net Proceeds, such New Parent, the Parent, the Issuers or the applicable Restricted Subsidiary, as the case may be, shall invest the Net Proceeds in Cash Equivalents.

(c) Notwithstanding the provisions of Section 4.11(b), if, since the Issue Date, any New Parent, the Parent, the Issuers and their Restricted Subsidiaries have sold assets and Equity Interests (excluding, however, any assets or Equity Interests to the extent the Net Proceeds of the sale thereof actually have been invested in other assets that (x) are not classified as current assets under GAAP, (y) are not Excluded Collateral, and (z) are used or useful in a Permitted Business in which the Issuers and their Restricted Subsidiaries actually are engaged as of the Issue Date) collectively having a net book value for GAAP purposes as of June 30, 2009 (measured as the dollar value at which such assets are carried on the balance sheet of such New Parent, the Parent, the Issuers or any such Restricted Subsidiary, as the case may be, as of June 30, 2009, net of depreciation and amortization) or sale price (whichever is greater) in excess of 20% of consolidated property, plant and equipment (net of depreciation and amortization), as reflected on the Parent’s consolidated balance sheet as of June 30, 2009, as such amount may be adjusted after the Issue Date to reflect (a) any restatements of the Parent’s consolidated balance sheet as of June 30, 2009, or (b) any writedowns recorded after the Issue Date that reflect events or circumstances that existed prior to the Issue Date (the amount of any such excess being “Excess Proceeds”), then within five Business Days after the receipt of Net Proceeds from any Asset Sale generating Excess Proceeds, such New Parent, the Parent, the Issuers or the applicable Restricted Subsidiary, as the case may be, shall make an Offer to Purchase Notes pursuant to this Section 4.11 and Section 3.09 hereof (an “Asset Sale Offer”) to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with cash in an amount equal to such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such New Parent, the Parent, the Issuers or the applicable Restricted Subsidiary, as the case may be, shall apply such Excess Proceeds in accordance with Section 4.11(b) hereof. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of such Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 will be purchased).

(d) Except to the extent set forth in the Second Priority Indenture as in effect on the Issue Date, any New Parent will not, the Parent will not, the Issuers will not and none of them will permit their Restricted Subsidiaries to, enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Issuers to make an Asset Sale Offer.

(e) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.11 by virtue of such compliance.

Section 4.12 Excess Cash Flow Offer.

(a) If any New Parent and its Restricted Subsidiaries, the Parent and its Restricted Subsidiaries or the Company and its Restricted Subsidiaries has Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2009, each Holder will have the right to require the Issuers to repurchase all or any part of that Holder’s Notes (in minimum amounts of $2,000 and integral multiples of $1,000) at a purchase price in cash equal to 101% of the principal amount of the Notes repurchased, plus any accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of repurchase), with 5% of Excess Cash Flow of any New Parent and its Restricted Subsidiaries, the Parent and its Restricted Subsidiaries or the Company and its Restricted Subsidiaries, in each case, on a consolidated basis for such fiscal year (less the amount of any open market purchases, purchases by tender offer in compliance with Regulation 14D of the Exchange Act and any redemptions of Notes pursuant to this Indenture made during such fiscal year).

(b) Within 90 days after the end of any fiscal year, commencing with the fiscal year ending December 31, 2009, the Issuers will send a written notice to each Holder and the Trustee describing the offer to repurchase Notes with 5% of Excess Cash Flow (the “Excess Cash Flow Offer”) and offering to purchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The Issuers will be required to purchase Notes validly tendered in response to an Excess Cash Flow Offer in accordance with the procedures set forth in this Section 4.12 and Section 3.09 hereof and such notice. The Issuers will not be required to make an Excess Cash Flow Offer if the Excess Cash

Flow for such relevant fiscal year is less than $5.0 million. With respect to each Excess Cash Flow Offer, the Issuers shall be entitled to reduce the applicable amount of the Excess Cash Flow Offer (the “Excess Cash Flow Offer Amount”) with respect thereto by the aggregate repurchase price of any Notes theretofore repurchased by the Issuers in the open market, repurchased in a tender offer in compliance with Regulation 14D of the Exchange Act or redeemed by the Issuers pursuant to this Indenture (to the extent such amount has not previously reduced any Excess Cash Flow Offer Amount). If the aggregate principal amount of Notes tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be accepted for purchase on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 will be purchased). If the aggregate repurchase price of Notes tendered pursuant to an Excess Cash Flow Offer is less than the applicable Excess Cash Flow Offer Amount, the Issuers may, subject to the other provisions of this Indenture, use any such Excess Cash Flow for any purpose not otherwise prohibited by this Indenture.

Section 4.13 Restricted Payments.

(a) Any New Parent shall not, the Parent shall not, the Company shall not and none of them shall permit any of their Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of any New Parent’s, the Parent’s or the Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving any New Parent, the Parent or the Company) or to the direct or indirect holders of any New Parent’s, the Parent’s or the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Ultimate Parent or dividends, payments or distributions to any New Parent, the Parent or the Company), as the case may be;

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving any New Parent, the Parent or the Company) any Equity Interests of any New Parent, the Parent or the Company or any other direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of any New Parent, the Parent, the Company or any Guarantor (excluding the Notes and any intercompany Indebtedness between or among any New Parent, the Parent, the Company and any of their Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) such New Parent, the Parent or the Company, as the case may be, would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.14(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by any New Parent, the Parent, the Company and their Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (11) of paragraph (b) of this Section 4.13), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of such New Parent, the Parent or the Company, as the case may be, for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of such New Parent’s, the Parent’s or the Company’s, as the case may be, most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) subject to Section 4.13(b)(2), 100% of the aggregate net cash proceeds received by any New Parent, the Parent or the Company (whichever entity is at the time the ultimate parent company) since the Issue Date as a contribution to its common equity capital or from the issue or sale of its Equity Interests (other than Disqualified Stock), or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of any New Parent, the Parent or the Company (whichever entity is at the time the ultimate parent company) that have been converted into or exchanged for such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible or exchangeable debt securities sold to a Subsidiary of such New Parent, the Parent or the Company, as the case may be); plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(D) to the extent that any Unrestricted Subsidiary of any New Parent, the Parent or the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of such New Parent’s, the Parent’s or the Company’s Investment in such Subsidiary, as the case may be, as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(E) 50% of any dividends received by such New Parent, the Parent, the Company or any of their Restricted Subsidiaries, as the case may be, after the Issue Date from an Unrestricted Subsidiary of such New Parent, the Parent or the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of such New Parent, the Parent or the Company, as the case may be, for such period.

(b) So long as no Default has occurred and is continuing or would be caused thereby (provided that with respect to clause (9) below, the no Default limitation is not required), the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Ultimate Parent) of, Equity Interests (other than Disqualified Stock) of the Ultimate Parent, or from the substantially concurrent contribution of common equity capital to the Ultimate Parent (in either case, whether or not contributed by the Ultimate Parent to the Parent, the Company or any of their Subsidiaries); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of paragraph (a) of this Section 4.13;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of any New Parent, the Parent, the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries held by any current or former officer, director or employee of such New Parent, the Parent, the Company or any of their Restricted Subsidiaries, as the case may be, pursuant to an agreement approved by the Board of Directors of the Parent or the Company, as the case may be; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $500,000 in any twelve-month period;

(5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options or the repurchase of stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

(6) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries issued after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.14(a) hereof;

(7) in connection with an acquisition by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, the return to such New Parent, the Parent, the Company or any of their Restricted Subsidiaries, as the case may be, of Equity Interests of such New Parent, the Parent, the Company or such Restricted Subsidiary constituting a portion of the purchase price consideration in settlement of indemnification claims;

(8) the purchase by any New Parent, the Parent or the Company of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(9) Permitted Tax Distributions; and

(10) repurchases or redemptions of Second Priority Notes pursuant to the Second Priority Note Repurchase Program or pursuant to an Excess Cash Flow Offer, in each case only to the extent required under the Second Priority Indenture as in effect on the Issue Date.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by any New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Ultimate Parent, whose resolution with respect thereto will be delivered to the Trustee. Such Board of Directors’ determination must be based upon an opinion or appraisal issued by a reputable accounting, appraisal or investment banking firm if the Fair Market Value exceeds $5.0 million.

Section 4.14 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Any New Parent will not, the Parent will not, the Company will not and none of them will permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and any New Parent will not, the Parent will not and the Company will not issue any Disqualified Stock, and none of them will permit any of their Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Ultimate Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Ultimate Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.5 to 1 until December 31, 2009 and 3.0 to 1 thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period. Notwithstanding the foregoing, except for such Liens otherwise permitted under this Indenture, any new Indebtedness otherwise permitted under this Section 4.14 (a) may not be secured by any Lien on Collateral.

(b) The provisions of Section 4.14(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by any New Parent, the Parent, the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(2)(A) the incurrence by any New Parent, the Parent, the Company and their Restricted Subsidiaries of Existing Indebtedness and (B) encumbrances or restrictions existing under agreements existing on the Issue Date as in effect on that date;

(3) the incurrence by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of such New Parent, the Parent, the Company or any of their Restricted Subsidiaries, as the case may be, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3), not to exceed $10.0 million at any time outstanding;

(4) the incurrence by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.14(a) hereof or clauses (1), (2), (3), (4) or (11) of this Section 4.14(b);

(5) the incurrence by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries of intercompany Indebtedness between or among any New Parent, the Parent, the Company and any of their Restricted Subsidiaries; provided, however, that:

(A) if any New Parent, the Parent, the Company or any Guarantor is the obligor on such Indebtedness and the payee is not any New Parent, the Parent, the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes and the Note Guarantees; and

(B) any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, or (ii) sale or other transfer of any such Indebtedness to a Person that is not any of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent, the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the issuance by any New Parent’s, the Parent’s or the Company’s Restricted Subsidiaries to any New Parent, the Parent, the Company or to any of their Restricted Subsidiaries of shares of preferred stock; provided, however, that any (A) subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than any New Parent, the Parent, the Company or such Restricted Subsidiary, or (B) sale or other transfer of any such preferred stock to a Person that is not any of any New Parent, the Parent, the Company or such Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (6);

(7) the incurrence by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(8) the guarantee by any New Parent, the Parent, the Company or any of the Guarantors of Indebtedness of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, as the case may be, that was permitted to be incurred by another provision of this Section 4.14; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9) the incurrence by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, bids, performance and surety bonds in the ordinary course of business, including Guarantees or obligations of any New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be, with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(10) the incurrence by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days; and

(11) the incurrence by any New Parent, the Parent, the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11), not to exceed $5.0 million at any one time outstanding after giving pro forma effect to such incurrence and the application of the proceeds therefrom.

Any New Parent, the Parent and the Issuers will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of any New Parent, the Parent, the Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this Section 4.14, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt set forth in clauses (1) through (11) of this Section 4.14(b), or is entitled to be incurred pursuant to Section 4.14(a) hereof, any New Parent, the Parent or the Company, as the case may be, will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.14, and such item of Indebtedness will be treated as having been incurred pursuant to such category. The accrual of interest, the accretion or amortization of original issue discount, if applicable, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.14; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of any New Parent, the Parent or the Company, as the case may be, as accrued. Notwithstanding any other provision of this Section 4.14, the maximum amount of Indebtedness that any New Parent, the Parent, the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.15 Limitation on Capital Expenditures.

None of any New Parent, Parent and the Issuers will, and none of them will permit any of their Restricted Subsidiaries to, make or commit to make any Capital Expenditure, except Adjusted Capital Expenditures not exceeding the amount set forth in the table below for such period; provided, that:

(1) (a) the amount of Adjusted Capital Expenditures permitted for fiscal periods ending in 2009 and 2010 may increase beyond the amount set forth in the table below by the amount calculated in accordance with subsection (B) of the second clause (3) of Section 4.13(a); and (b) the amount of Adjusted Capital Expenditures permitted for all other fiscal periods may increase beyond the amount set forth in the table below by the amount calculated in accordance with the second clause (3) in Section 4.13(a) hereof;

provided that any such increase in Adjusted Capital Expenditures made with such amounts calculated in accordance with clauses (1)(a) and (1)(b) above shall be excluded from the sum of the amounts in such clause (3) in Section 4.13(a) hereof;

(2) the quarterly base amount set forth in the table below for quarters ending in 2010 will be reduced to $11.25 million for any quarter where, in the quarter immediately preceding such quarter, either (a) the average daily spot price for WTI crude oil at Cushing, Oklahoma was less than $80 per barrel or (b) the average daily spot price for natural gas at Henry Hub was less than $8.00 per MMbtu, in each case as quoted on the New York Mercantile Exchange (or its successor);

(3) if the amount of Adjusted Capital Expenditures permitted for any quarter in 2010 has been reduced in accordance with the immediately preceding clause (2), any New Parent, the Parent, the Issuers or any their Restricted Subsidiaries shall be permitted to increase the amount of Adjusted Capital Expenditures permitted in any such quarter or any subsequent quarter of 2010 in the aggregate by $0.25 for each $1.00 any New Parent, the Parent, the Issuers or any such Restricted Subsidiary spends (not including for this purpose any amount that may be spent in accordance with the Issuers’ obligations under Section 4.29 of the Second Priority Indenture) to repurchase and retire Notes for cash from Holders in 2010;

(4) if the amount of Adjusted Capital Expenditures actually made by any New Parent, the Parent, the Issuers and their Restricted Subsidiaries in any quarter ending in 2010 is less than the amount of Adjusted Capital Expenditures permitted for such quarter, the amount of Adjusted Capital Expenditures permitted for subsequent calendar quarters in 2010 (in the aggregate) will be increased by the amount of the unused, although permitted, Adjusted Capital Expenditures for such quarter; and

(5) up to $10.0 million of Adjusted Capital Expenditures permitted in any year pursuant to this Section 4.15, but not used in such year, will be carried forward to the immediately subsequent year and will increase the amount of permitted Adjusted Capital Expenditures for such subsequent year, provided that any such amount carried forward shall be used before any other Adjusted Capital Expenditures permitted in such immediately subsequent year and, if not used, shall expire at the end of such immediately subsequent year:

Period	Amount
Fiscal Year ending December 31, 2009	$35 million, as a base amount

Fiscal Year 2010

Quarter ending March 31 2010	$21.25 million, as a base amount

Quarter ending June 30, 2010	$21.25 million, as a base amount

Quarter ending September 30, 2010	$21.25 million, as a base amount

Quarter ending December 31, 2010	$21.25 million, as a base amount

Fiscal Year ending December 31, 2011	$115 million plus or minus the amount by which Consolidated Cash Flow for the year ending December 31, 2010 exceeds or falls below, respectively, $160 million.

Fiscal Year ending December 31, 2012	$135 million plus or minus the amount by which Consolidated Cash Flow for the year ending December 31, 2011 exceeds or falls below, respectively, $200 million.

Fiscal Year ending December 31, 2013	$135 million plus or minus the amount by which Consolidated Cash Flow for the year ending December 31, 2012 exceeds or falls below, respectively, $240 million.

Period ending August 1, 2014	The product of (a) 80% and (b) $150 million plus or minus the amount by which Consolidated Cash Flow for the year ending December 31, 2013 exceeds or falls below, respectively, $280 million.

Section 4.16 Liens.

Any New Parent will not, the Parent will not, the Company will not, and none of them will permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.17 Dividend and Other Payment Restrictions Affecting Subsidiaries.

Any New Parent will not, the Parent will not, the Company will not, and none of them will permit any of their Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to any New Parent, the Parent, the Company or any of their Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to any New Parent, the Parent, the Company or any of their Restricted Subsidiaries;

(2) make loans or advances to any New Parent, the Parent, the Company or any of their Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to any New Parent, the Parent, the Company or any of their Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, extensions, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, extensions, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Collateral Agreements, the Notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in leases, contracts and licenses entered into in the ordinary course of business, including by reason of customary provisions restricting the transfer of copyrighted or patented materials consistent with industry practice;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary or assets that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of Section 4.16 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors of the Ultimate Parent, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12) any instrument governing Indebtedness of a Foreign Subsidiary; provided that such Indebtedness was not prohibited by the terms of this Indenture.

Section 4.18 Transactions with Affiliates.

(a) Any New Parent will not, the Parent will not, the Company will not, and none of them will permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any New Parent, the Parent or the Company, as the case may be (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to such New Parent, the Parent, the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be, with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to such New Parent, the Parent, the Company or such Restricted Subsidiary and reflect an arms’-length negotiation as determined by the Independent Directors;

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, whether or not subject to the following clause (2)(B) of this Section 4.18, a resolution of the Board of Directors of the Ultimate Parent set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors who are Independent Directors; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to any New Parent, the Parent, the Company or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by a reputable accounting, appraisal or investment banking firm.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.18(a) hereof:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among any New Parent, the Parent, the Company and/or their Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of any New Parent, the Parent or the Company) that is an Affiliate of any New Parent, the Parent or the Company solely because any New Parent, the Parent or the Company, as the case may be, owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees to Persons who are not employees of the Ultimate Parent;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Ultimate Parent to Affiliates of any New Parent, the Parent or the Company;

(6) Restricted Payments that do not violate the provisions of Section 4.13 hereof;

(7) loans or advances to employees in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding;

(8) registration rights or similar agreements with officers, directors or significant shareholders of the Ultimate Parent;

(9) Permitted Tax Distributions;

(10) Permitted Affiliate Leases; and

(11) Permitted Affiliate Store Transactions.

Section 4.19 Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole; and any New Parent and the Parent will engage only in Permitted Parent Businesses.

Section 4.20 Additional Guarantees.

If any New Parent, the Parent, the Company or any of their Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date that is not declared by the Board of Directors of the Ultimate Parent to be an Unrestricted Subsidiary, then the Ultimate Parent will (1) cause that newly acquired or created Domestic Subsidiary to execute a supplemental indenture pursuant to which it becomes a Guarantor and (2) deliver an Opinion of Counsel and Officers’ Certificate that meets the requirements of Section 13.05, in each case within 10 business days of the date on which such Domestic Subsidiary was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Section 4.21 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Ultimate Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by any New Parent, the Parent, the Company and their Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.13(a) hereof or under one or more clauses of the definition of “Permitted Investments,” as determined by the Ultimate Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” As of the Issue Date, all Subsidiaries of the Parent and the Company will be Restricted Subsidiaries.

(b) If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary and will be deemed as of the date of such failure to be a Restricted Subsidiary for purposes of this Indenture. In that event, any Indebtedness of such Subsidiary will be deemed to be incurred by such Restricted Subsidiary of any New Parent, the Parent or the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.14, the Parent, the Company or both of them, as the case may be, will be in Default of such covenant.

(c) The Board of Directors of the Ultimate Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Ultimate Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Ultimate Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.14 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

(d) Any change in the designation of a Subsidiary of the Ultimate Parent as an Unrestricted Subsidiary or as a Restricted Subsidiary, as the case may be, will be evidenced by the Ultimate Parent to the Trustee by filing with the Trustee a certified copy of a resolution of its Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with and was permitted by this Section 4.21.

Section 4.22 Payments for Consent.

None of any New Parent, the Parent, the Company or any of their Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.23 Impairment and Location of Security Interest.

Subject to any Intercreditor Agreement, none of any New Parent, the Parent, the Issuers or any of their Restricted Subsidiaries will take or omit to take any action which would (a) adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Agreements or this Indenture, or (b) result in more than 25% of the net book value for GAAP purposes of consolidated property, plant and equipment (excluding any Excluded Collateral) of any New Parent or the Parent, whichever entity is then the ultimate parent company, being located outside the United States at any time; provided, however, that should the (i) involuntary destruction, (ii) sale or disposition or (iii) impairment writedown of any property, plant or equipment in the United States cause such percentage of property, plant and equipment (excluding any Excluded Collateral) outside the United States to exceed 25%, any New Parent, the Parent, the Issuers and their Restricted Subsidiaries shall have 60 days to take such action as may be necessary to restore such percentage to 25% or less. None of any New Parent, the Parent, the Issuers or any of their Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture and the Collateral Agreements (including the Intercreditor Agreement), and any New Parent, the Parent and the Issuers shall, and shall cause the Guarantors, to grant to the Collateral Agent for the ratable benefit of the Holders a first priority, perfected Lien on the proceeds received from any sale of Collateral, including on any assets acquired with the cash proceeds received from any sale of Collateral. Any New Parent, the Parent and the Issuers shall, and they shall cause each

Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments and take all further action as the Collateral Agent or the Trustee shall reasonably request or as shall reasonably be necessary to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. Any New Parent, the Parent and the Issuers shall, and they shall cause each Guarantor to, at their sole cost and expense, file any such notice or other filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements.

Section 4.24 Real Estate Mortgages and Filings.

With respect to any real property other than the Disposal Well Assets and Excluded Collateral (individually and collectively, the “Premises”) owned by any New Parent, the Parent, the Company or a Domestic Subsidiary on the Issue Date with a Fair Market Value in excess of $500,000 and with respect to any such property to be acquired by any New Parent, the Parent, the Company or a Domestic Subsidiary after the Issue Date with a purchase price in excess of $500,000 (within 90 days of the acquisition thereof), the Ultimate Parent shall deliver to the Collateral Agent (subject to the terms of the Intercreditor Agreement):

(1) fully executed counterparts of Mortgages, duly executed by any New Parent, the Parent, the Company or the applicable Domestic Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien (subject to no liens other than Permitted Liens) against the properties purported to be covered thereby;

(2) mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is indefeasible and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with typical endorsements, coinsurance and reinsurance and shall be accompanied by evidence of the payment in full of all premiums thereon;

(3) with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from any New Parent, the Parent, the Company and the Guarantors, as the case may be, stating that there has been no change sufficient for the title insurance company to remove all standard survey exceptions and issue the endorsements;

(4) an opinion from local counsel and special regulatory counsel in each state where a Premises is located in form and substance reasonably satisfactory to the Collateral Agent and covering typical matters concerning collateral, including without limitation, the enforceability of the relevant Mortgages; and

(5) an Officers’ Certificate by such 90th day certifying that all items in this Section 4.24 have been delivered.

Section 4.25 Disposal Well Mortgages and Filings

(a) With respect to any Disposal Well Assets owned by the Company or a Domestic Subsidiary on the Issue Date, or acquired by any New Parent, the Parent, the Company or a Domestic Subsidiary after the Issue Date, subject to the immediately succeeding paragraph, excluding in all cases Excluded Collateral:

(1) the Ultimate Parent shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages or amendments and supplements to prior Mortgages, duly executed by any New Parent, the Parent or the Company or the applicable Domestic Subsidiary, as the case may be (together with evidence of the completion, or satisfactory arrangements for the completion, of all recordings and filings of such instruments), as may be necessary or desirable to create a valid, perfected Lien (subject to no Liens other than Permitted Liens) on such Disposal Well Assets; and

(2) the Ultimate Parent shall deliver to the Collateral Agent an opinion from local counsel in each state where such Disposal Well Assets are located, covering typical matters, including without limitation, the enforceability of the relevant Mortgage, as it may be supplemented or amended.

(b) Each such Mortgage, amendment or supplement shall be delivered by the Company promptly after such Mortgage, amendment or supplement is entered into by the parties thereto, but in no event later than (1) 45 days either (a) after the acquisition of such Disposal Well Assets by any New Parent, the Parent, the Company or a Domestic Subsidiary or (b) if such Disposal Well Assets were previously Excluded Collateral but have ceased to be Excluded Collateral, after such cessation or (2) the first business day of each fiscal quarter after such acquisition or cessation; provided that if, prior to such date, any New Parent, the Parent, the Company or a Domestic Subsidiary grants a Lien on such Disposal Well Assets to secure any other Indebtedness secured by a security interest in the Collateral, such Mortgage, amendment or supplement must be delivered to the Collateral Agent at the same time as such grant to secure such other Indebtedness.

(c) With respect to any Disposal Well Assets owned by the Company or a Domestic Subsidiary on, or acquired after the Issue Date that are situated on real property for which the Company or any Domestic Subsidiary has not entered into a written lease or does not otherwise have a written leasehold interest therein, the Company shall, and shall cause any applicable Domestic Subsidiary to, use its reasonable best efforts to (1) enter into such leases on commercially reasonable terms to permit the Collateral Agent to take a perfected security interest in such Disposal Well Assets and/or such leasehold interest, as the case may be, and (2) perform the covenant set forth in subsection (a) of this Section 4.25.

Section 4.26 Leasehold Mortgages and Filings; landlord Waivers.

(a) Any New Parent, the Parent, the Company and each of their Domestic Subsidiaries shall execute and file Mortgages with respect to any New Parent’s, the Parent’s, the Company’s and such Domestic Subsidiaries’ leasehold interests in the premises (the “Leased Premises”) leased by any New Parent, the Parent, the Company or such Domestic Subsidiary, as the case may be, pursuant to written leases that may be mortgaged by their terms or the terms of the landlord consents (collectively, the “Leases” and, individually, a “Lease”).

(b) Prior to or on the Issue Date or, if later, the effective date of any Lease, any New Parent, the Parent, the Company and each such Domestic Subsidiary, as the case may be, shall provide to the Collateral Agent all of the items set forth in clauses (2), (3) and (4) of Section 4.24 hereof and shall use their commercially reasonable efforts to obtain an agreement executed by the lessor under the Lease, in a form reasonably acceptable to the Collateral Agent, whereby such lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

(c) Each of any New Parent, the Parent, the Company and any Domestic Subsidiary that is a lessee of, or becomes a lessee of, real property, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver executed by the lessor of such real property; provided that if such lease is in existence on the Issue Date, any New Parent, the Parent, the Company or the Domestic Subsidiary that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement.

Section 4.27 Other Collateral.

With respect to any assets or property (herein called “Other Collateral”) that is not Excluded Collateral or addressed in or subject to Sections 4.23, 4.24 and 4.25 hereof or subject to the Collateral Agreements and is owned by the Company or a Domestic Subsidiary on the Issue Date or acquired by any New Parent, the Parent, the Company or a Domestic Subsidiary, as the case may be, after the Issue Date, any New Parent, the Parent, the Company or such Domestic Subsidiary, as the case may be, will promptly grant Liens covering such Other Collateral to the Collateral Agent pursuant to a document or instrument on commercially reasonable terms that contains provisions similar to those of the Security Agreement, if such Other Collateral is personal property, or provisions similar to those of the Mortgages set forth in Section 4.24 hereof if such Other Collateral is real property.

Section 4.28 Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Ultimate Parent will furnish to the Trustee and the Holders of Notes or request the Trustee to furnish to the Holders of Notes at the expense of the Issuers, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Ultimate Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Ultimate Parent and its consolidated Subsidiaries, as the case may be; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Ultimate Parent were required to file such reports.

in each case, within the time periods specified in the SEC’s rules and regulations.

(b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K of the Ultimate Parent will include a report on the Ultimate Parent’s consolidated financial statements by the Ultimate Parent’s certified independent accountants. In addition, the Ultimate Parent will post the reports on the Company’s website within the time periods specified in the rules and regulations applicable to such reports, and the Ultimate Parent will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within those time periods (unless the SEC will not accept such a filing).

(c) If, at any time, the Ultimate Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Ultimate Parent will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. None of any New Parent, the Parent or the Company will take any action for the purpose of causing the SEC not to accept any such filings.

(d) The Ultimate Parent will hold a quarterly conference call for the Holders of the Notes and securities analysts to discuss such financial information no later than ten Business Days after distribution of such financial information.

(e) If the Ultimate Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.28 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Ultimate Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Ultimate Parent.

(f) In addition, the Issuers and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required or permitted to file with the SEC the reports required by this Section 4.28, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(g) For so long as any Notes remain outstanding, the Issuers and the Guarantors shall permit the Holders or any of their representatives, at any time and from time to time during normal business hours, with reasonable notice, to visit and inspect the facilities of the Issuers and Guarantors, and to have reasonable access to management of the Issuers and the Guarantors to discuss the operations, prospects, affairs, finances and accounts of the Issuers and the Guarantors.

(h) For purposes of delivery of the reports required hereunder, any reports filed with the SEC on Edgar, or any successor system for electronic filing, shall be deemed delivered to the Trustee and the Holders of Notes.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) Any New Parent will not, the Parent will not and the Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such New Parent, the Parent or the Company, as the case may be, is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of either (a) the Company and its Restricted Subsidiaries taken as a whole, (b) any New Parent and its Restricted Subsidiaries taken as a whole or (c) the Parent and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (A) such New Parent is the surviving corporation in a transaction with such New Parent, (B) the Parent is the surviving corporation in a transaction with the Parent, (C) the Company is the surviving corporation in a transaction with the Company; or (D) the Person formed by or surviving any such consolidation or merger (if other than such New Parent, the Parent or the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person formed by or surviving any such consolidation or merger or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made is not a corporation and Capital would not then be a co-issuer of the Notes, such Person causes a corporation to co-issue the Notes in the same way as Capital will do so on the Issue Date and causes such corporation to enter into the covenant under Section 4.09;

(2) the Person formed by or surviving any such consolidation or merger (if other than any New Parent, the Parent or the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such New Parent, the Parent or the Company, as the case may be, under the Notes and this Indenture pursuant to a supplemental indenture and an amendment thereto;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) any New Parent, the Parent, the Company or the Person, as the case may be, formed by or surviving any such consolidation or merger (if other than any New Parent, the Parent or the Company, as the case may be), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.14(a) hereof; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture referenced in subparagraph (2) above comply with this Article and that all conditions precedent herein relating to such transaction have been complied with.

(b) In addition, none of any New Parent, the Parent nor the Company will directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c) This Section 5.01:

(1) will not apply to a merger of any New Parent, the Parent or the Company with an Affiliate solely for the purpose of reincorporating such New Parent, the Parent or the Company, as the case may be, in another jurisdiction;

(2) will not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among any New Parent, the Parent, the Company and their Restricted Subsidiaries or between or among Restricted Subsidiaries; and

(3) will apply, for the avoidance of doubt, to a sale, assignment, transfer, conveyance or other disposition of the Equity Interests of the Company by the Parent, or of the Parent by any New Parent, other than to another New Parent.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or its Restricted Subsidiaries in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or Restricted Subsidiaries is or are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company or the applicable Restricted Subsidiaries), and may exercise every right and power of the Company or Restricted Subsidiaries under this Indenture with the same effect as if such successor Person had been named as the Company or Restricted Subsidiaries herein; provided, however, that the predecessor Company or Restricted Subsidiaries shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s or the applicable Restricted Subsidiaries’ assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for five Business Days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by any New Parent, Parent or the Issuers or any of the their Restricted Subsidiaries to comply with the provisions set forth in Sections 3.09, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 or Article 5 hereof;

(4) failure by any New Parent, the Parent or the Issuers or any of their Restricted Subsidiaries for 60 days after notice to such New Parent, the Parent or the Company, as the case may be, by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries (or the payment of which is guaranteed by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after Issue Date, if that default;

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(6) failure by any New Parent, the Parent, the Company or any of their Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement or this Indenture; or the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforce ability of any Collateral Agreement, or any New Parent, Parent or the Issuers or any of the their Restricted Subsidiaries fail to comply with the provisions set forth in Section 4.23(b) hereof;

(9) any New Parent, the Parent, the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any New Parent, the Parent, the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of any New Parent, the Parent, the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of any New Parent, the Parent, the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of any New Parent, the Parent, an Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(11) either Issuer or any Guarantor breaches in any material respect any agreement set forth in the Purchase Agreement or any representation or warranty set forth in the Purchase Agreement made by either Issuer or any Guarantor proves to be false or incorrect in any material respect when made.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to any New Parent, the Parent, the Company, any of their Restricted Subsidiaries that is a Significant Subsidiary, or any group of their Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to Section 7.01(e), Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, including with respect to the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee; provided that such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06 Limitation on Suits.

Subject to Section 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium when due, no Holder of a Note may pursue any remedy with respect to this Indenture unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to affect, disturb or prejudice the rights of another Holder of a Note or to seek to obtain a preference or priority over another Holder of a Note or to enforce any right under this Indenture, except in the manner provided hereunder and for the equal and ratable benefit of all the Holders of Notes.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee or Collateral Agent.

If an Event of Default specified in Sections 6.01(1) or (2) hereof occurs and is continuing, the Trustee or the Collateral Agent may recover judgment (a) in its own name and (b)(1) in the case of the Trustee, as trustee of an express trust or (2) in the case of the Collateral Agent, as collateral agent on behalf of the Holders, in each case against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel.

If the Issuers fail to pay such amount forthwith upon such demand, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to the judgment or final decree, and may enforce the same against the Issuers or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out the property of the Issuers or any other obligor upon the Notes, wherever situated.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, or their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, or their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under the Indenture Documents, including, without limitation, Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee, the Collateral Agent, the Paying Agent, the Registrar and their agents and counsel for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as a Trustee or the Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Willful Event of Default.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant Sections 3.09, 4.10 or 4.11 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to that date, then an additional premium specified in this Indenture will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Agreements at the request or direction of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each of the Issuers.

(f) In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, and it assumes no responsibility for their correctness.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee shall be authorized and protected in withholding the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each August 15 beginning with the August 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will send to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event set forth in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2) and § 313(b)(1). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its sending to the Holders of Notes will be sent by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Issuers will pay to the Trustee, Collateral Agent, Paying Agent and Registrar (each, an “Indemnified Party”) from time to time reasonable compensation for their acceptance of this Indenture and the Collateral Agreements and services hereunder and thereunder. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Issuers will reimburse each Indemnified Party promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Indemnified Party’s agents and counsel.

(b) The Issuers and the Guarantors will, jointly and severally, indemnify each Indemnified Party against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the Collateral Agreements, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder and in connection with the exercise or performance of any of its powers or duties (if any) under the Intercreditor Agreement and the Collateral Agreements, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Indemnified Party will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Indemnified Party to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder or under the Collateral Agreements. The Issuers or such Guarantor will defend the claim and the Indemnified Party will cooperate in the defense. The Indemnified Party may have separate counsel and the Issuers will pay the reasonable fees and expenses of one such counsel (plus one local counsel in each applicable jurisdiction, if necessary). Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the termination of the Collateral Agreements and the resignation, removal or replacement of the Trustee, to the extent that the Trustee incurred fees, reimbursable expense or indemnifiable losses, liabilities or expenses while acting as Trustee hereunder before such resignation, removal or replacement.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, each Indemnified Party will have a Lien prior to the Notes on all money, property or Collateral held or collected by the Trustee, in its capacity as Trustee, or the Collateral Agent in its capacity as Collateral Agent, except, in the case of the Trustee, that held in trust to pay principal, premium, if any, and interest on particular Notes pursuant to Article 8 hereof. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Trustee.

(e) When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and the appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuer and the Holders of Notes. Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.10 hereof.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12 Trustee in Other Capacities; Collateral Agent and Paying Agent.

References to the Trustee in Sections 7.01(b), (d), (e), and (f), 7.02, 7.03, 7.04, 7.07, 7.08 and 7.09 shall be understood to include the Trustee when acting in its other capacities under this Indenture, including, without limitation, as Paying Agent and Collateral Agent. Without limiting the foregoing, and for the avoidance of doubt, such Sections shall be read to apply to the Collateral Agent and the Collateral Agreements, mutatis mutandis, in addition to this Indenture. The privileges, rights, indemnities, immunities and exculpatory provisions contained in this Indenture shall apply to the Trustee and the Collateral Agent, whether it is acting under this Indenture or the other Indenture Documents.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of the Board of Directors the Ultimate Parent evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest or premium on, such Notes when such payments are due from the trust referred in Section 8.05 hereof;

(2) the Issuers’ Obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.08, 4.10 through and including 4.22 and 4.28 hereof; clause (4) of Section 5.01 hereof and any Liens securing the Notes and the Note Guarantees shall be released with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the breach or non compliance with the covenants defeased pursuant to this Section 8.03 hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, expressed in a written certification thereof delivered to the Trustee, to pay the principal of, and interest and premium on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which any New Parent, the Parent, the Company or any of their Subsidiaries is a party or by which any New Parent, the Parent, the Company or any of their Subsidiaries is bound;

(6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;

(7) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) concurrently with the satisfaction of the conditions set forth in this Section 8.04, any Liens securing the Notes or the Note Guarantees shall terminate and be released, and the Trustee, on demand and at the expense of the Issuers, shall execute instruments acknowledging such release, as reasonably requested by the Issuers.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be (i) held in trust, (ii) at the written direction of the Issuers, such money may be invested, prior to maturity of the Notes, in Government Securities, and (iii) applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account and obligation of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) or (3) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Subject to any unclaimed property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or Government Securities, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers or any Guarantor make any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Issuers, the Guarantors, the Trustee and, if any amendment or supplement relates to any Collateral Agreement, the Collateral Agent, may amend or supplement this Indenture, the Notes, the Collateral Agreements or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable pursuant to Article 5;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture, the Notes, any Collateral Agreement or the Note Guarantees of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date (including Section 4.14);

(7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

(8) in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements.

Section 9.02 With Consent of Holders of Notes.

Except as provided in section 9.01 and in the next succeeding paragraph of this Section 9.02, this Indenture, the Notes, the Collateral Agreements or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Collateral Agreements or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Without the consent of each Holder of Notes, an amendment, supplement or waiver may not:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the covenants contained in Sections 3.09, 4.10 and 4.11 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, or premium on, the Notes;

(7) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 4.09 or 4.10 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) release all or substantially all of the Collateral from the Liens created pursuant to the Collateral Agreements, except in accordance with this Indenture and the Collateral Agreements; or

(10) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with TIA.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation in accordance with Section 13.02 before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

Upon the request of the Issuers, accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 or this Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture.

It shall not be necessary for the consent of Holders of Notes under Sections 9.01 or 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Article 9 becomes effective, the Issuers shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture of the Notes.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully authorized and protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder and the Trustee, on demand and at the expense of the Issuers, will execute instruments acknowledging satisfaction and discharge of this Indenture, as reasonably requested by the Issuers when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivering of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound;

(3) the Issuers have or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) Subject to Section 11.02, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior secured basis to the extent, with respect to security, set forth in Article 12 and the Collateral Agreements, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Collateral Agreements or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders, the Trustee and the Collateral Agent hereunder or thereunder or under any Collateral Agreement will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by the Issuers or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be signed by an Officer of such Guarantor (by manual or facsimile signature) on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.20 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.20 hereof and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, a Guarantor may not transfer, sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than any New Parent, the Parent, the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) subject to Section 11.05 hereof, the Person acquiring the property in any such transfer, sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Collateral Agreements pursuant to a supplemental indenture; or

(b) the Net Proceeds of such transfer, sale or other disposition are applied in accordance with the applicable provisions of this Indenture;

provided, however, that the transfer, sale or other disposition of all or substantially all of the assets of, or the consolidation or merger into another person, of any New Parent, the Parent or the Company will be governed by Article 5 hereof and may be subject to Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into any Issuer, any New Parent, the Parent or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to any Issuer, any New Parent, the Parent or another Guarantor.

Section 11.05 Releases.

The Note Guarantee of a Guarantor will be released, without the consent of any Holder:

(1) in connection with any transfer, sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) any New Parent, the Parent, an Issuer or any of their Restricted Subsidiaries, if the transfer, sale or other disposition does not violate Section 4.11 hereof with respect to that Guarantor (other than any New Parent or the Parent) and Section 4.10 and Article 5 hereof with respect to any New Parent or the Parent;

(2) in connection with any transfer, sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) any New Parent, the Parent, an Issuer or any of their Restricted Subsidiaries, if the sale or other disposition does not violate Section 4.11 hereof with respect to Guarantors (other than any New Parent or the Parent) and Section 4.10 and Article 5 hereof with respect to any New Parent or the Parent;

(3) if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance Section 4.21 hereof; or

(4) upon Legal Defeasance or Satisfaction and Discharge of this Indenture in Accordance with Articles 8 and 10 hereof.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.05 will, subject to Section 11.02, remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

COLLATERAL AND SECURITY

Section 12.01 Grant of Security Interests; Intercreditor Agreement.

(a) The Issuers and the Guarantors:

(1) shall grant a security interest in the Collateral as set forth in the Collateral Agreements to the Collateral Agent for the benefit of the Holders and the Trustee, to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether at Stated Maturity thereof, on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuers and the Guarantors to the Holders, the Collateral Agent and the Trustee under this Indenture, the Collateral Agreements, the Note Guarantees and the Notes, subject to the terms of any Intercreditor Agreement and any other Permitted Liens;

(2) hereby covenant (A) to perform and observe their obligations under the Collateral Agreements and (B) take any and all commercially reasonable actions (including without limitation the covenants set forth in Sections 4.22 through 4.26) required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Note Guarantees valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly permitted herein or therein and shall warrant and defend the title to the Collateral against the claims of all persons whatsoever;

(3) shall warrant and defend the title to the Collateral against the claims of all persons, subject to the Intercreditor Agreement and any Permitted Liens; and

(4) shall do or cause to be done, at their sole cost and expense, all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed.

(b) Each Holder, by its acceptance of a Note:

(1) irrevocably appoints and designates the Collateral Agent to act as its agent under this Indenture and the Collateral Agreements (and by its signature below, the Collateral Agent accepts such appointment);

(2) consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith; and

(3) appoints and authorizes the Collateral Agent and the Trustee to enter into the Intercreditor Agreement and to act as First Priority Agent under the Intercreditor Agreement.

Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Collateral Agreements, and the exercise by the Collateral Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Holders. The duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent, in its capacity as such, shall not have a trust relationship with any Holder, obligor or any other Person by reason of this Indenture or any of the Collateral Agreements.

(c) This Article 12, the Security Agreement and the other Collateral Agreements (other than the Intercreditor Agreement) will be subject to the terms, limitations and conditions set forth in any Intercreditor Agreement.

Section 12.02 Recording and Opinions.

(a) The Issuers shall, and shall cause each of their Restricted Subsidiaries to, at their sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Collateral Agreements), maintain (with the priority required under the Collateral Agreements), preserve and protect the security interests in the Collateral granted by the Collateral Agreements, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Collateral Agreements to all property comprising the Collateral pursuant to the terms of the Collateral Agreements, and (ii) the delivery of the certificates evidencing the certificated securities pledged under the Collateral Agreements, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Issuers shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto.

(b) The Issuers shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of February 15 of each year, commencing February 15, 2010, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Agreements.

Section 12.03 Release of Collateral.

(a) The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

(b) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. To the extent applicable, the Issuer will cause TIA Section 313(b) relating to reports, and TIA Section 314(d), relating to the release of property or securities to be subjected to the Lien of the Collateral Agreements, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Issuers except in case where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Issuers and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 12.03(b), the Issuers will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to any released Collateral.

Section 12.04 Specified Releases of Collateral.

(a) Notwithstanding anything to the contrary in Section 12.03 hereof, Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements, including any Intercreditor Agreement, or as provided hereby. Upon the request of the Issuer pursuant to an Officers’ Certificate certifying, and an Opinion of Counsel stating, that all conditions precedent hereunder have been met and without the consent of any Holder, the Issuer and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under this Indenture, the Notes and the Note Guarantees, and the Collateral Agent shall release the same from such Liens, under any one or more of the following circumstances:

(1) to enable the Issuer (or a Guarantor) to consummate asset sales and dispositions permitted or not prohibited under Section 4.11 hereof, in each case to a Person other than the Issuers, any New Parent, the Parent or a Guarantor; provided that such Liens will not be released if such sale or disposition is prohibited by Article 5 or such release would cause the Issuers to have to comply with Section 4.10 hereof and the Issuers are not in compliance therewith;

(2) if any Subsidiary that is a Guarantor is released from its Note Guarantee, such Subsidiary’s assets will also be released from the Liens securing the Notes and the Note Guarantee; or

(3) as set forth, and subject to the conditions stated, in Sections 8.03, 9.01 and 9.02.

(b) Upon receipt of an Officers’ Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuers or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Issuers or the Guarantors, shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements, including the Intercreditor Agreement.

Section 12.05 Release upon Satisfaction or Defeasance of all Outstanding Obligations.

The Liens on all Collateral that secures the Obligations under this Indenture, the Notes and the Note Guarantees will be terminated and released:

(1) if the Issuers exercise Legal Defeasance or Covenant Defeasance as set forth under Article 8;

(2) upon satisfaction and discharge of this Indenture as set forth under Article 10;

(3) upon payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations under this Indenture (excluding contingent indemnity obligations) and the Collateral Agreements that are then due and payable; or

(4) as described under Article 9.

Upon receipt of an Officers’ Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Issuers or the Guarantors, shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements, including the Intercreditor Agreement.

Section 12.06 Form and Sufficiency of Release.

In the event that the Issuers or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Issuer or Guarantor to any Person other than an Issuer or a Guarantor, and such Issuer or Guarantor requests in writing that the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to such Issuer or Guarantor (in proper form prepared by such Issuer or Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 12.07 Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.

Section 12.08 Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Agreements.

(a) Subject to the provisions of the applicable Collateral Agreements, each Holder, by acceptance of any Notes agrees that the Collateral Agent shall execute and deliver the Collateral Agreements to which it is a party, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Agreements and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Issuers pursuant to the terms hereof.

(b) Prior to the occurrence of an Event of Default, the Company may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Agreements or the Intercreditor Agreement. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture.

Section 12.09 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

Section 12.10 Replacement of Collateral Agent.

Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Company, the Trustee and the Holders. Upon receipt of such notice, the Company shall appoint a successor Collateral Agent. Upon acceptance by a successor Collateral Agent of an appointment to serve as Collateral Agent hereunder and under the Collateral Agreements, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, duties and obligations of the retiring Collateral Agent without further act but the retiring Collateral Agent shall continue to have the benefits of the compensation, reimbursement and indemnification set forth in this Indenture and the Collateral Agreements. Notwithstanding any Collateral Agent’s resignation, the provisions of this Article 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Collateral Agent. Any successor to Wilmington Trust FSB by merger or acquisition of stock or acquisition of the corporate trust business shall continue to be Collateral Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

ARTICLE 13

MISCELLANEOUS

Section 13.01 TIA Controls.

The terms of the Notes include those stated herein and those made part of this Indenture by the TIA, which applies to this Indenture and is incorporated by reference herein. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02 Notices.

Any notice or communication by the Issuers, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Forbes Energy Services LLC

P.O. Box 250

Alice, Texas 78333

Attention: Chief Financial Officer

Facsimile No.:

Telephone No.:

If to the Trustee and Collateral Agent:

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph P. O’Donnell

Facsimile No.: (203) 453-1183

Telephone No.: (203) 453-4130

The Issuers, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery or by electronic means to its address shown on the register kept by the Registrar. Any notice or communication will also be so sent to any Person set forth in TIA § 313(c), to the extent required by the TIA. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers give a notice or communication to Holders, the Issuers will give a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Note Guarantee or the Notes. The Issuers, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture or any Collateral Agreement, the Issuers shall furnish to the Trustee or the Collateral Agent, as the case may be:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or the Collateral Agent, as applicable, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Collateral Agent and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee or the Collateral Agent, as the case may be, deems sufficient.

Section 13.09 Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes will bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture and the Note Guarantees will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.12 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

ISSUERS:

FORBES ENERGY SERVICES LLC, as an Issuer

By:	/s/ JOHN E. CRISP
Name:	John E. Crisp
Title:	President and Chief Executive Officer

FORBES ENERGY CAPITAL INC., as an Issuer

By:	/s/ JOHN E. CRISP
Name:	John E. Crisp
Title:	President and Chief Executive Officer

GUARANTORS:

FORBES ENERGY SERVICES LTD., as a Guarantor

By:	/s/ JOHN E. CRISP
Name:	John E. Crisp
Title:	President and Chief Executive Officer

C.C. FORBES, LLC, as a Guarantor

By:	/s/ JOHN E. CRISP
Name:	John E. Crisp
Title:	Executive Vice President and Chief Operating Officer

TX ENERGY SERVICES, LLC, as a Guarantor

By:	/s/ JOHN E. CRISP
Name:	John E. Crisp
Title:	President, Chief Executive Officer and Secretary

SUPERIOR TUBING TESTERS, LLC, as a Guarantor

By:	/s/ JOHN E. CRISP
Name:	John E. Crisp
Title:	Executive Vice President

FORBES ENERGY INTERNATIONAL, LLC, as a Guarantor

By:	/s/ JOHN E. CRISP
Name:	John E. Crisp
Title:	Executive Vice President and Chief Operating Officer

TRUSTEE AND COLLATERAL AGENT:

WILMINGTON TRUST FSB, as Trustee and Collateral Agent

By:	/s/ TIMOTHY P. MOWDY
Name:	Timothy P. Mowdy
Title:	Vice President

EXHIBIT A

[Face of QIB/IAI/Reg S Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]

[ADDITIONAL LEGEND: THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF THE COLLATERAL AGREEMENTS (AS DEFINED IN THE INDENTURE).]

CUSIP/CINS: 144A - [—]

AI - [—]

Reg S - [—]

First Priority Floating Rate Notes due 2014

FORBES ENERGY SERVICES LLC

FORBES ENERGY CAPITAL INC.

No.	$

Forbes Energy Services LLC, a Delaware limited liability company (including any and all successors thereto, the “Company”), as co-issuer of the First Priority Floating Rate Notes due 2014 (the “Notes”), Forbes Energy Capital Inc., a Delaware corporation (including any and all successors thereto, “Capital” and together with the Company as co-issuers of the Notes, the “Issuers”), as co-issuer of the Notes, promises to pay to [Cede & Co., or registered assigns], the principal sum of                      DOLLARS on August 1, 2014.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Dated:

FORBES ENERGY SERVICES LLC

By:
Name:
Title:

FORBES ENERGY CAPITAL INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

WILMINGTON TRUST FSB, as Trustee

By:
Name:
Title:

[Back of Note]

First Priority Floating Rate Notes due 2014

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Forbes Energy Services LLC, a Delaware limited liability company and Forbes Energy Capital Inc., a Delaware corporation (together, the “Issuers”), promise to pay interest on the principal amount of this Note at a rate equal to the Applicable LIBOR Rate plus 800 basis points per annum, from [—], 2009 until maturity. The Issuers will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [—]. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. All reference to “interest” in this Note and the Indenture means the Applicable LIBOR Rate plus 800 basis points, the initial interest rate borne by the Notes, and any increases in that rate due to defaulted interest (unless the Indenture states otherwise). Defaulted interest will be in addition to any other interest payable from time to time with respect to the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are Holders at the close of business on January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that (1) payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent and (2) such payment by check may only be paid so long as no event of default under the Indenture is continuing. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent. If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place.

(3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity; provided no Event of Default is continuing.

(4) INDENTURE AND COLLATERAL AGREEMENTS. The Issuers issued the Notes under an Indenture dated as of October 2, 2009 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, which applies to the Indenture and is incorporated by reference therein. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. Holders are entitled to the benefits of the Collateral Agreements.

(5) RANKING. This Note shall constitute a senior obligation of the Issuers and the Obligations of the Issuers under the Indenture and this Note shall be secured pursuant to the Collateral Documents and will be subject to the Intercreditor Agreement.

(6) OPTIONAL REDEMPTION AND PURCHASE. The Notes are subject to redemption and purchase as provided in Article III of the Indenture.

(7) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(c) If there is a Change of Control, the Issuers will be required to make a Change of Control Offer to each Holder to repurchase all or any part (equal to minimum amounts of $2,000 and integral multiples of $1,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 10 days following any Change of Control or, at the Issuers’ option, prior to such Change of Control but after public announcement thereof, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(d) If, since the Issue Date, any New Parent, the Parent, the Issuers and their Restricted Subsidiaries have sold assets and Equity Interests (excluding, however, any assets or Equity Interests to the extent the Net Proceeds of the sale thereof actually have been invested in other assets that (x) are not classified as current assets under GAAP, (y) are not Excluded Collateral, and (z) are used or useful in a Permitted Business in which the Issuers and their Restricted Subsidiaries actually are engaged as of the Issue Date) collectively having a net book value for GAAP purposes as of June 30, 2009 (measured as the dollar value at which such assets are carried on the balance sheet of such New Parent, the Parent, the Issuers or any such Restricted Subsidiary, as the case may be, as of June 30, 2009, net of depreciation and amortization) or sale price (whichever is greater) in excess of 20% of consolidated property, plant and equipment (net of depreciation and amortization), as reflected on the Parent’s consolidated balance sheet as of June 30, 2009, as such amount may be adjusted after the Issue Date to reflect (a) any restatements of the Parent’s consolidated balance sheet as of June 30, 2009, or (b) any writedowns recorded after the Issue Date that reflect events or circumstances that existed prior to the Issue Date (the amount of any such excess being “Excess Proceeds”), then within five Business Days after the receipt of Net Proceeds from any Asset Sale generating Excess Proceeds, such New Parent, the Parent, the Issuers or the applicable Restricted Subsidiary, as the case may be, shall make an Offer to Purchase Notes pursuant to Section 3.09 and Section 4.11 of the Indenture (an “Asset Sale Offer”) to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with cash in an amount equal to such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such New Parent, the Parent, the Issuers or the applicable Restricted Subsidiary, as the case may be, shall apply such Excess Proceeds in accordance with Section 4.11(b) of the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of such Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 will be purchased).

(e) If any New Parent and its Restricted Subsidiaries, the Parent and its Restricted Subsidiaries or the Company and its Restricted Subsidiaries has Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2009, each Holder will have the right to require the Issuers to repurchase all or any part of that Holder’s Notes (in minimum amounts of $2,000 and integral multiples of $1,000) at a purchase price in cash equal to 101% of the principal amount of the Notes repurchased, plus any accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of repurchase), with 5% of Excess Cash Flow of any New Parent and its Restricted Subsidiaries, the Parent and its

Restricted Subsidiaries or the Company and its Restricted Subsidiaries, in each case, on a consolidated basis for such fiscal year (less the amount of any open market purchases, purchases by tender offer in compliance with Regulation 14D of the Exchange Act and any redemptions of Notes pursuant to the Indenture made during such fiscal year).

(9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under the Indenture and this Note.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Collateral Agreements or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes, the Collateral Agreements or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

(13) DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or equity holder of any New Parent, the Parent, the Company, Capital or any Guarantor, as such, will have any liability for any obligations of any New Parent, the Parent, the Company, Capital or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) [CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.] [Insert this paragraph if the Issuers have caused CUSIP numbers to be printed on the Notes]

(19) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

FORBES ENERGY SERVICES LLC

P.O. Box 250

Alice, Texas 78333

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Sections 3.09, 4.10, 4.11 or 4.12 of the Indenture, check the appropriate box below:

☐ Section 3.09	☐ Section 4.10	☐ Section 4.11	☐ Section 4.12

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Sections 3.09, 4.10, 4.11 or 4.12 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

FORBES ENERGY SERVICES LLC

P.O. Box 250

Alice, Texas 78333

Attention: Chief Financial Officer

WILMINGTON TRUST FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: Joseph P. O’Donnell

Re:	First Priority Floating Rate Notes due 2014

Reference is hereby made to the Indenture, dated as of October 2, 2009 (the “Indenture”), among Forbes Energy Services LLC, a Delaware limited liability company, Forbes Energy Capital Inc., a Delaware corporation (collectively, the “Issuers”), the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to an in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Restricted Definitive Note and in the Indenture and under the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Restricted Definitive Note and in the Indenture and under the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	¨ a beneficial interest in the:

(i)	QIB Global Note (CUSIP ), or

(ii)	Regulation S Global Note (CUSIP ), or

(iii)	IAI Global Note (CUSIP ); or

(iv)	Restricted Definitive Note [(CUSIP )]; or

(v)	Unrestricted Definitive Note [(CUSIP )]

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	¨ a beneficial interest in the:

(i)	QIB Global Note (CUSIP ), or

(ii)	Regulation S Global Note (CUSIP ), or

(iii)	IAI Global Note (CUSIP ); or

(iv)	Restricted Definitive Note [(CUSIP )]; or

(v)	Unrestricted Definitive Note [(CUSIP )]

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

FORBES ENERGY SERVICES LLC

P.O. Box 250

Alice, Texas 78333

Attention: Chief Financial Officer

WILMINGTON TRUST FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: Joseph P. O’Donnell

Re: First Priority Floating Rate Notes due 2014

Reference is hereby made to the Indenture, dated as of October 2, 2009 (the “Indenture”), among Forbes Energy Services LLC, a Delaware limited liability company, Forbes Energy Capital Inc., a Delaware corporation (collectively, the “Issuers”), the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and under the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ QIB Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities

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Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF ACCREDITED INVESTOR LETTER

FORBES ENERGY SERVICES LLC

P.O. Box 250

Alice, Texas 78333

Attention: Chief Financial Officer

WILMINGTON TRUST FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: Joseph P. O’Donnell

Re: First Priority Floating Rate Notes due 2014

Ladies and Gentlemen:

We are delivering this letter in connection with an offering of First Priority Floating Rate Notes due 2014 (the “Securities”) of Forbes Energy Services LLC and Forbes Energy Capital Inc. (together, the “Company”). We hereby confirm that:

1. We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”);

2. Any purchase of Securities by us will be for our own account or the account of one or more other accredited investors as to which we exercise sole investment discretion;

3. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended);

4. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities, and we and any accounts for which we are acting are able to bear the economic risks of an entire loss of our or their investment in the Securities;

5. We are not acquiring Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;

6. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary; and

D-1

7. We acknowledge that the Securities have not been registered under the Securities Act and that the Securities may not be offered or sold within the United States or to, or for the benefit of, U.S. persons except as set forth below.

We agree, on our own behalf and on behalf of each account for which we acquire any Securities that, for a period of two years after the later of the date of (x) original issuance of the Securities and (y) the last date on which the Securities or any part thereof were owned by the Company or an affiliate of the Company, such Securities may be offered, resold, pledged or otherwise transferred only (i) to the Company; (ii) inside the United States to a person that we reasonably believe to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A; (iii) inside the United States to a person we reasonably believe to an accredited investor that, prior to such transfer, furnishes to the trustee under the indenture relating to the Securities a signed letter containing certain representations and agreements (a form of which can be obtained from the trustee)); (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 under Regulation S under the Securities Act; (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available); or (vi) pursuant to an effective registration statement under the Securities Act, and in each case, in accordance with any applicable laws of any state of the United States or any other applicable jurisdiction.

We understand that Wilmington Trust FSB, as trustee, will not be required to accept for registration for transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities purchased by us will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein and that certificates representing the Securities will bear a legend to that effect.

We acknowledge that you, the Company, the trustee and others will rely upon our acknowledgements, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgements, representations and agreements herein cease to be accurate and complete. We represent to you that we have full power to make the foregoing acknowledgements, representations and agreements on our own behalf or on behalf of any investor account for which we are acting as a fiduciary or agent.

As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S under the Securities Act.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of dated as of October 2, 2009 (the “Indenture”), among Forbes Energy Services LLC, a Delaware limited liability company, Forbes Energy Capital Inc., a Delaware corporation (collectively, the “Issuers”), the Guarantors party thereto and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes, Trustee and the Collateral Agent pursuant to the Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

THIS IS A CONTINUING GUARANTEE AND SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL BE BINDING UPON EACH GUARANTOR AND ITS SUCCESSORS AND ASSIGNS UNTIL FULL AND FINAL PAYMENT OF ALL OF THE COMPANY’S OBLIGATIONS UNDER THE NOTES AND THE INDENTURE OR UNTIL RELEASED OR LEGALLY DEFEASED IN ACCORDANCE WITH THE INDENTURE AND SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE TRUSTEE AND THE HOLDERS, AND, IN THE EVENT OF ANY TRANSFER OR ASSIGNMENT OF RIGHTS BY ANY HOLDER OR THE TRUSTEE, THE RIGHTS AND PRIVILEGES HEREIN CONFERRED UPON THAT PARTY SHALL AUTOMATICALLY EXTEND TO AND BE VESTED IN SUCH TRANSFEREE OR ASSIGNEE, ALL SUBJECT TO THE TERMS AND CONDITIONS HEREOF. THIS IS A GUARANTEE OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTIBILITY.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature page follows.]

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed as of             , 20    .

FORBES ENERGY SERVICES LTD., as a Guarantor

By:
Name:
Title:

C.C. FORBES, LLC, as a Guarantor

By:
Name:
Title:

TX ENERGY SERVICES, LLC, as a Guarantor

By:
Name:
Title:

SUPERIOR TUBING TESTERS, LLC, as a Guarantor

By:
Name:
Title:

FORBES ENERGY INTERNATIONAL, LLC, as a Guarantor

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20[—], among                                  (the “New Guarantor”), [a subsidiary of [Forbes Energy Services Ltd. (or its permitted successor), a company formed under the laws of Bermuda] [Forbes Energy Services LLC (or its permitted successor), a Delaware limited liability company] [Forbes Energy Capital Inc. (or its permitted successor), a Delaware corporation]] [the New Parent of [Forbes Energy Services Ltd. (or its permitted successor), a company formed under the laws of Bermuda] [Forbes Energy Services LLC (or its permitted successor), a Delaware limited liability company]], the Issuers, the Guarantors and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and as collateral agent under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 2, 2009 providing for the issuance of First Priority Floating Rate Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof, and subject to the limitations therein.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:             , 20

[New Guarantor], as a Guarantor

By:
Name:
Title:

FORBES ENERGY SERVICES LLC, as an Issuer

By:
Name:
Title:

FORBES ENERGY CAPITAL INC., as an Issuer

By:
Name:
Title:

FORBES ENERGY SERVICES LTD., as a Guarantor

By:
Name:
Title:

C.C. FORBES, LLC, as a Guarantor

By:
Name:
Title:

TX ENERGY SERVICES, LLC, as a Guarantor

By:
Name:
Title:

SUPERIOR TUBING TESTERS, LLC, as a Guarantor

By:
Name:
Title:

FORBES ENERGY INTERNATIONAL, LLC, as a Guarantor

By:
Name:
Title:

WILMINGTON TRUST FSB, as Trustee and Collateral Agent

By:
Name:
Title: